UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2011, the Board of Directors (the “Board”) of US Airways Group, Inc. (the “Company”) approved amendments to the Amended and Restated Bylaws (the “Bylaws”) of the Company to adopt a majority vote standard in uncontested elections of directors. The Board determined to restate the Bylaws in their entirety (the “Amended and Restated Bylaws”) effective as of such date.

Prior to the adoption of the Amended and Restated Bylaws, members of the Board were elected by a plurality of the votes cast, whether or not the election was contested. Under the majority vote standard set forth in the Amended and Restated Bylaws, in order to be elected to the Board in an uncontested election, a director nominee must receive a greater number of votes cast “for” that director than the number of votes cast “against” that director. The Amended and Restated Bylaws retain the plurality vote standard for contested elections.

The foregoing description of the changes made in the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description
3.1	Amended and Restated Bylaws of US Airways Group, Inc., dated February 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.

Date: February 4, 2011	By:	/s/ Stephen L. Johnson

	Name:	Stephen L. Johnson
	Title:	Executive Vice President – Corporate and Government Affairs

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of US Airways Group, Inc., dated February 4, 2011.